Exhibit 99.1

TAKUNG ART CO.’S ONLINE TRADING PLATFORM GENERATES TRANSACTIONS TOTALING

MORE THAN $300 MILLION IN NOVEMBER

Company Adds Six New Listings During the Month

Hong Kong, December 14, 2015 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems (collectively, “artwork”), today said that the purchase and sale of ownership units of its listed artwork generated a total transaction value of US$304.93 million, or an average of $14.52 million daily in the 21-day trading month of November 2015. This compares with the total transaction value of US$140.87 million, or an average of $7.04 million daily, recorded in the 20-day trading month of November 2014.

In the first 11 months of 2015, Takung’s online trading platform generated US$1.88 billion in transaction value versus $611.20 million transacted during the same period in 2014.

The company also added six new listings in November, bringing the total number of listings of artwork trading on its platform to 43.

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website at eng.takungae.com.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. As of November 30, 2015, Takung had 43 such listings trading on its proprietary platform with a combined value of approximately US$136 million - up 750 percent from their aggregate initial listing value of US$16 million. Currently, almost all of the traders on the platform are located in mainland China. All transactions are done in Hong Kong dollars, and settlements are in either Hong Kong dollars or RMB.

Takung generates revenue from listing fees ranging from 22.5 to 47 percent of the artwork’s offering price, as well as recurring revenue from trading commissions and nominal management fees. Takung may also receive annual fees from Offering Agents authorized to list artwork on the company’s platform.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd., through its wholly owned subsidiaries (HongKong Takung Assets and Equity of Artworks Exchange Co. Ltd. and Takung (Shanghai) Co., Ltd) originated and manages an online trading platform (eng.takungae.com) for acquiring and selling shared ownership units in Asian fine art, jewelry and precious gems.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance.  All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment.  New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com